EX-99.1

Byline Bancorp, Inc. Reports First Quarter 2019 Financial Results

First Quarter 2019 Highlights

•	Net income of $12.6 million, or $0.34 per diluted share
o	Adjusted net income[1] of $14.0 million, or $0.38 per adjusted diluted share
•	Net interest margin of 4.43% for the first quarter of 2019, compared to 4.69% for the fourth quarter of 2018, and 4.45% for the first quarter of 2018
o	Net interest margin, excluding accretion income,[1] of 3.97% for the first quarter of 2019, compared to 4.13% for the fourth quarter of 2018, and 4.14% for the first quarter of 2018

•	Originated loans and leases grew to $2.5 billion at March 31, 2019, an increase of $249.7 million, or 11.2%, from December 31, 2018

•	Efficiency ratio of 62.68% for the first quarter of 2019, compared to 56.63% for the fourth quarter of 2018, and 68.83% for the first quarter of 2018
o	Adjusted efficiency ratio[1] of 59.55% for the first quarter of 2019, compared to 54.76% for the fourth quarter of 2018, and 68.55% for the first quarter of 2018
•	Return on average assets of 1.03% for the first quarter of 2019, compared to 1.39% for the fourth quarter of 2018, and 0.82% for the first quarter of 2018
•	Return on average stockholders’ equity of 7.75% for the first quarter of 2019, compared to 10.61% for the fourth quarter of 2018, and 5.97% for the first quarter of 2018
•	Reached $5.0 billion in total assets for the first time in franchise history

Chicago, IL, April 25, 2019 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $12.6 million, or $0.34 per diluted share, for the first quarter of 2019, compared with net income of $17.1 million, or $0.46 per diluted share, for the fourth quarter of 2018, and net income of $6.8 million, or $0.22 per diluted share, for the first quarter of 2018. The Company’s financial results include certain costs associated with its integration of First Evanston Bancorp, Inc. (“First Evanston”) and its bank subsidiary First Bank & Trust, and its pending acquisition of Oak Park River Forest Bankshares, Inc. Excluding these merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, adjusted net income1 was $14.0 million, or $0.38 per adjusted diluted share, for the first quarter of 2019, compared with $18.1 million, or $0.49 per adjusted diluted share, for the fourth quarter of 2018, and $6.1 million, or $0.21 per adjusted diluted share, for the first quarter of 2018. A reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, respectively, according to accounting principles generally accepted in the United States of America (“GAAP”) is provided in the financial tables at the end of this release.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “We are pleased to report another quarter of strong results driven by solid organic growth, stable asset quality and operating performance despite challenges in the operating environment.

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

“During the quarter, and thanks to our bankers and team members, we continued to experience healthy growth in our loan and deposit portfolio and eclipsed $5.0 billion in total assets. We also successfully completed a core system conversion during the quarter, an important milestone, which reflects positively on the hard work and dedication of our employees.

“We remain focused on executing our strategy of pursuing disciplined organic growth in 2019. We believe our pending acquisition of Oak Park River Forest Bankshares, Inc. will enhance our position in an attractive Chicago metropolitan market, provide an important source of low-cost deposits, and further enhance the value of the Byline franchise. Oak Park River Forest recently received its stockholders’ approval for the transaction, which we expect to close this quarter. Completing the acquisition and ensuring a smooth transition for customers and colleagues is a top priority for the remainder of 2019,” said Mr. Paracchini.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$54,383	$56,646	$55,045	$39,627	$33,654
Interest on taxable securities	5,759	5,334	5,076	4,572	4,055
Interest on tax-exempt securities	343	355	337	229	174
Other interest and dividend income	625	560	615	413	259
Total interest and dividend income	61,110	62,895	61,073	44,841	38,142
INTEREST EXPENSE
Deposits	8,076	7,115	5,971	3,745	2,498
Federal Home Loan Bank advances	2,099	1,719	1,723	1,360	1,358
Subordinated debentures and other borrowings	850	800	786	680	591
Total interest expense	11,025	9,634	8,480	5,785	4,447
Net interest income	$50,085	$53,261	$52,593	$39,056	$33,695

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
	March 31, 2019			December 31, 2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$66,765	$301	1.83%	$91,852	$316	1.37%
Loans and leases(1)	3,533,973	54,383	6.24%	3,470,264	56,646	6.48%
Taxable securities	926,129	6,083	2.66%	886,349	5,578	2.50%
Tax-exempt securities(2)	55,198	343	2.52%	56,649	355	2.48%
Total interest-earning assets	$4,582,065	$61,110	5.41%	$4,505,114	$62,895	5.54%
Allowance for loan and lease losses	(25,354)			(24,215)
All other assets	406,995			415,535
TOTAL ASSETS	$4,963,706			$4,896,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$293,049	$413	0.57%	$308,821	$407	0.52%
Money market accounts	613,001	1,460	0.97%	653,141	1,505	0.91%
Savings	471,206	138	0.12%	489,486	157	0.13%
Time deposits	1,195,417	6,065	2.06%	1,130,308	5,046	1.77%
Total interest-bearing deposits	2,572,673	8,076	1.27%	2,581,756	7,115	1.09%
Federal Home Loan Bank advances	433,372	2,099	1.96%	360,891	1,719	1.89%
Other borrowed funds	71,280	850	4.84%	65,226	800	4.86%
Total borrowings	504,652	2,949	2.37%	426,117	2,519	2.35%
Total interest-bearing liabilities	$3,077,325	$11,025	1.45%	$3,007,873	$9,634	1.27%
Non-interest-bearing demand deposits	1,185,981			1,194,445
Other liabilities	41,244			54,231
Total stockholders’ equity	659,156			639,885
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,963,706			$4,896,434
Net interest spread(3)			3.96%			4.27%
Net interest income		$50,085			$53,261
Net interest margin(4)			4.43%			4.69%

Net loan accretion impact on margin		$5,201	0.46%		$6,351	0.56%
Net interest margin excluding loan accretion(6)			3.97%			4.13%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Net interest income for the first quarter of 2019 was $50.1 million, a decrease of $3.2 million, or 6.0%, from $53.3 million for the fourth quarter of 2018.

The decrease in net interest income was primarily due to:

•	A decrease of $2.3 million in interest and fees on loans and leases, primarily due to a $1.2 million decrease in accretion income and lower day count, partially offset by growth in loan originations;
•	An increase of $961,000 in interest expense on deposits, primarily due to certificate of deposits promotions during the quarter to expand our Retail customer base; and
•	An increase of $380,000 in interest expense on Federal Home Loan Bank advances, primarily due to an increase in average advances outstanding during the quarter.

Partially offset by:

•	An increase of $413,000 in interest income on securities, primarily due to additional purchases during the first quarter of 2019.

Net interest margin for the first quarter of 2019 was 4.43%, a decrease of 26 basis points compared to 4.69% for the fourth quarter of 2018. Total net accretion income on acquired loans contributed 46 basis points to the net interest margin for the first quarter of 2019 compared to 56 basis points for the fourth quarter of 2018, a decrease of 10 basis points. Net interest margin excluding loan accretion decreased 16 basis points to 3.97% during the first quarter of 2019, compared to 4.13% for the fourth quarter of 2018.

The average cost of total deposits was 0.87% for the first quarter of 2019, an increase of 12 basis points compared to the fourth quarter of 2018, primarily due to increased rates on interest-bearing deposits. Additionally, there was growth in average time deposits of $65.1 million, partially offset by decreases in average money market accounts of $40.1 million, average interest checking of $15.8 million, and average savings of $18.3 million.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $4.0 million for the first quarter of 2019, an increase of $117,000 compared to $3.9 million for the fourth quarter of 2018. The first quarter provision included allocations of $2.0 million for originated loans and leases, $1.6 million for acquired non-impaired loans, and $354,000 for acquired impaired loans. The increased provision during the first quarter of 2019 was primarily due to increases in the general reserves driven by newly originated loans and renewals of acquired non-impaired loans that are now reflected with originated loans, and specific impairments in the unguaranteed balance of the U.S. government guaranteed portfolio.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
NON-INTEREST INCOME
Fees and service charges on deposits	$1,770	$1,852	$1,825	$1,456	$1,312
Loan servicing revenue	2,539	2,667	2,622	2,533	2,450
Loan servicing asset revaluation	(1,261)	(2,862)	(2,446)	(2,074)	(1,887)
ATM and interchange fees	717	1,010	1,540	850	913
Net gains on sales of securities available-for-sale	—	160	—	4	—
Change in fair value of equity securities, net	499	—	—	—	—
Net gains on sales of loans	6,233	9,337	5,015	9,723	7,476
Wealth management and trust income	595	679	674	192	—
Other non-interest income	896	1,447	1,672	1,527	859
Total non-interest income	$11,988	$14,290	$10,902	$14,211	$11,123

Non-interest income for the first quarter of 2019 was $12.0 million, a decrease of $2.3 million compared to $14.3 million for the fourth quarter of 2018.

The decrease in total non-interest income was primarily due to:

•	A decrease of $3.1 million in net gains on sales of loans, primarily due to a decrease in government guaranteed loan sales;
•	A decrease of $551,000 in other non-interest income, primarily due to property tax adjustments in our leasing portfolio and a decrease in swap fee income; and

•	A decrease of $293,000 in ATM and interchange fees, primarily due to reduced transactional account volume during the quarter.

Partially offset by:

•	A reduction of $1.6 million in loan servicing asset revaluation, primarily due to the change in fair value of the servicing asset as a result of decreased prepayment rates; and
•

An increase in the fair value of equity securities, net of $499,000 due to the adoption of new accounting guidance in the first quarter of 2019. Following the adoption, beginning in the current quarter we reflect changes in the fair value of certain equity investments in the Consolidated Statements of Operations.

During the first quarter of 2019, the Company sold $66.2 million of U.S. government guaranteed loans compared to $87.4 million during the fourth quarter of 2018, contributing to the decrease in net gains on sale of loans for the quarter. The decrease in sales is primarily due to the timing of loans closed becoming fully funded and the mix of loans sold. The fourth quarter of 2018 includes sales of $30.1 million of USDA loans while the first quarter of 2019 included $479,000.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
NON-INTEREST EXPENSE
Salaries and employee benefits	$22,892	$21,548	$21,312	$19,244	$18,278
Occupancy expense, net	4,280	4,027	3,548	4,499	3,755
Equipment expense	669	641	617	558	603
Loan and lease related expenses	1,577	2,223	1,015	1,471	1,400
Legal, audit and other professional fees	2,066	2,746	2,358	4,418	1,851
Data processing	3,273	2,846	2,724	10,371	2,301
Net loss (gain) recognized on other real estate owned and other related expenses	196	48	(284)	472	(1)
Regulatory assessments	(59)	462	675	366	241
Other intangible assets amortization expense	1,773	1,834	1,898	1,130	767
Advertising and promotions	709	590	537	347	249
Telecommunications	464	391	435	466	418
Other non-interest expense	2,839	2,732	2,880	2,137	1,752
Total non-interest expense	$40,679	$40,088	$37,715	$45,479	$31,614

Non-interest expense for the first quarter of 2019 was $40.7 million, an increase of $591,000, or 1.5%, from $40.1 million for the fourth quarter of 2018.

The increase in total non-interest expense was primarily due to:

•	An increase of $1.3 million in salaries and employee benefits, primarily due to higher payroll taxes and costs associated with our core system conversion, primarily training;
•	An increase of $427,000 in data processing expense, primarily due to a final contract termination expense incurred during the first quarter related to the Bank’s successful core system conversion; and
•	An increase of $253,000 in occupancy expense, net, primarily due to costs associated with seasonal weather fluctuations in the Chicagoland area.

Partially offset by:

•

A decrease of $680,000 in legal, audit and other professional fees, primarily due to professional services incurred in the fourth quarter of 2018 related to the acquisition of Oak Park River Forest Bankshares, Inc. and our successful core system conversion;

•	A decrease of $646,000 in loan and lease related expenses, primarily due to decreased broker fee expenses associated with U.S. government guaranteed loan sales due to decreased loan sales; and
•	A decrease of $521,000 in regulatory assessments, primarily due to an FDIC credit.

The Company’s efficiency ratio was 62.68% for the first quarter of 2019, compared with 56.63% for the fourth quarter of 2018. Excluding merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, the Company’s adjusted efficiency ratio1 was 59.55% for the first quarter of 2019, compared with 54.76% for the fourth quarter of 2018.

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

INCOME TAXES

The Company recorded income tax expense of $4.8 million during the first quarter of 2019, an effective tax rate of 27.6%, compared to $6.5 million during the fourth quarter of 2018, an effective tax rate of 27.4%, a decrease of $1.7 million. The decrease was primarily due to the decrease in net income recorded during the quarter.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $5.0 billion at March 31, 2019, an increase of $67.4 million compared to $4.9 billion at December 31, 2018, and an increase of $1.5 billion compared to $3.5 billion at March 31, 2018.

The current quarter increase was primarily due to:

•

An increase in loans and leases of $65.9 million, primarily due to an increase of $249.7 million in our originated loan portfolio, partially offset by a decrease of $183.8 million in our acquired loan portfolio;

•

An increase in securities of $59.3 million, primarily due to additional purchases of treasury, agency, mortgage-backed, and corporate securities during the quarter. Additionally, upon adoption of new accounting guidance in the first quarter of 2019, we elected to reclassify $94.8 million of securities held-to-maturity to securities available-for-sale, which did not impact the Consolidated Statements of Operations or regulatory capital ratios; and

•	An increase in due from counterparty of $15.4 million due to the timing of the settlement of loans sold at March 31, 2019.

Partially offset by:

•	A decrease in interest bearing deposits with other banks of $59.7 million, primarily due to a lower reserve requirement;
•	A decrease in loans held for sale of $19.3 million, primarily due to the government shutdown and the timing of loan closings at March 31, 2019; and
•

A decrease in deferred tax assets, net of $5.1 million, primarily due to a decrease in deferred tax assets associated with unrealized losses on available-for-sale securities and utilization of operating loss carryforwards during the first quarter of 2019.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired and acquired non-impaired loans and leases at the dates indicated:

	March 31, 2019		December 31, 2018		March 31, 2018
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$738,832	20.7%	$652,234	18.6%	$485,324	21.3%
Residential real estate	494,877	13.9%	466,309	13.3%	397,516	17.4%
Construction, land development, and other land	181,427	5.1%	144,128	4.1%	110,092	4.8%
Commercial and industrial	900,709	25.2%	803,508	22.9%	470,689	20.6%
Installment and other	11,082	0.3%	11,718	0.3%	3,645	0.2%
Leasing financing receivables	160,607	4.5%	159,901	4.6%	151,468	6.7%
Total originated loans and leases	$2,487,534	69.7%	$2,237,798	63.8%	$1,618,734	71.0%
Acquired impaired loans
Commercial real estate	$141,199	4.0%	$146,808	4.2%	$157,956	7.0%
Residential real estate	106,764	3.0%	113,934	3.3%	139,858	6.1%
Construction, land development, and other land	3,111	0.1%	3,779	0.1%	5,156	0.2%
Commercial and industrial	11,963	0.3%	12,617	0.4%	8,055	0.4%
Installment and other	374	0.0%	404	0.0%	449	0.0%
Total acquired impaired loans	$263,411	7.4%	$277,542	8.0%	$311,474	13.7%
Acquired non-impaired loans and leases
Commercial real estate	$382,252	10.7%	$462,565	13.2%	$197,589	8.7%
Residential real estate	97,395	2.8%	124,659	3.6%	30,785	1.3%
Construction, land development, and other land	29,121	0.8%	37,442	1.1%	1,822	0.1%
Commercial and industrial	277,146	7.8%	328,672	9.4%	89,985	3.9%
Installment and other	1,346	0.0%	1,596	0.0%	36	0.0%
Leasing financing receivables	29,361	0.8%	31,352	0.9%	29,993	1.3%
Total acquired non-impaired loans and leases	$816,621	22.9%	$986,286	28.2%	$350,210	15.3%
Total loans and leases	$3,567,566	100.0%	$3,501,626	100.0%	$2,280,418	100.0%
Allowance for loan and lease losses	(27,106)		(25,201)		(17,640)
Total loans and leases, net of allowance for loan and lease losses	$3,540,460		$3,476,425		$2,262,778

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases, non-performing assets, and other real estate owned at the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Non-performing assets:
Non-accrual loans and leases	$28,539	$25,834	$28,643	$25,742	$23,626
Past due loans and leases 90 days or more and still accruing interest	—	—	291	197	—
Accruing troubled debt restructured loans	1,921	1,813	1,230	1,238	1,037
Total non-performing loans and leases	30,460	27,647	30,164	27,177	24,663
Other real estate owned	4,799	5,314	4,891	6,402	10,466
Total non-performing assets	$35,259	$32,961	$35,055	$33,579	$35,129
Total non-performing loans and leases as a percentage of total loans and leases	0.85%	0.79%	0.87%	0.81%	1.08%
Total non-performing assets as a percentage of total assets	0.70%	0.67%	0.71%	0.70%	1.01%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	88.99%	91.15%	77.65%	72.44%	71.53%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$5,070	$4,245	$6,830	$6,810	$6,266
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	152	—
Accruing troubled debt restructured loans guaranteed	—	381	431	—	—
Total non-performing loans guaranteed	5,070	4,626	7,261	6,962	6,266
Other real estate owned guaranteed	—	—	—	298	482
Total non-performing assets guaranteed	$5,070	$4,626	$7,261	$7,260	$6,748
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.71%	0.66%	0.66%	0.60%	0.81%
Total non-performing assets not guaranteed as a percentage of total assets	0.60%	0.57%	0.57%	0.55%	0.82%

Variances in non-performing assets:

•	Non-performing loans and leases were $30.5 million at March 31, 2019, an increase of $2.9 million from $27.6 million at December 31, 2018; and
•	Other real estate owned was $4.8 million at March 31, 2019, a decrease of $515,000 from $5.3 million at December 31, 2018, primarily due to properties sold during the first quarter of 2019.

Non-performing assets included $5.1 million of U.S. government guaranteed balances at March 31, 2019 and $4.6 million at December 31, 2018, an increase of $444,000 primarily due to additional non-accrual loans.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Allowance for loan and lease losses, beginning of period	$25,201	$23,424	$19,687	$17,640	$16,706
Provision for loan and lease losses	3,999	3,882	5,842	3,956	5,115
Net charge-offs of loans and leases	(2,094)	(2,105)	(2,105)	(1,909)	(4,181)
Allowance for loan and lease losses, end of period	$27,106	$25,201	$23,424	$19,687	$17,640

Allowance for loan and lease losses to period end total loans and leases held for investment	0.76%	0.72%	0.68%	0.59%	0.77%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.24%	0.24%	0.25%	0.29%	0.75%
Provision for loan and lease losses to net charge-offs during the period	1.91x	1.84x	2.77x	2.07x	1.22x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased from 0.77% at March 31, 2018, and increased from 0.72% at December 31, 2018, compared to 0.76% at March 31, 2019.

Net Charge-Offs

Net charge-offs during the first quarter of 2019 were $2.1 million, or 0.24% of average loans and leases, on an annualized basis, consistent with $2.1 million, or 0.24% of average loans and leases, during the fourth quarter of 2018, and a decrease from $4.2 million, or 0.75%, for the comparable quarter one year ago. This decrease was primarily due to a charge-off related to one commercial loan relationship.

Net charge-offs for the first quarter of 2019 included $1.7 million in the unguaranteed portion of U.S. government guaranteed loans while net charge-offs for the fourth quarter of 2018 included $1.8 million in the unguaranteed portion of U.S. government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Non-interest-bearing demand deposits	$1,163,255	$1,192,873	$1,175,222	$1,193,057	$749,892
Interest-bearing checking accounts	305,393	296,339	317,145	287,330	196,802
Money market demand accounts	611,634	640,401	661,271	617,108	382,282
Other savings	468,524	476,418	476,879	487,130	439,277
Time deposits (below $250,000)	967,999	911,603	916,014	879,643	665,541
Time deposits ($250,000 and above)	291,711	232,282	194,236	180,609	90,753
Total deposits	$3,808,516	$3,749,916	$3,740,767	$3,644,877	$2,524,547

Total deposits were $3.8 billion at March 31, 2019, an increase of $58.6 million compared to December 31, 2018, primarily due to time deposit promotions. Non-interest-bearing deposits to total deposits decreased slightly from 31.8% at December 31, 2018 to 30.5% at March 31, 2019.

Byline Bancorp, Inc.

The increase in the current quarter was primarily due to:

•	An increase in time deposits of $115.8 million, to $1.3 billion at March 31, 2019, primarily driven by promotional campaigns to expand our Retail customer base; and
•	An increase in interest-bearing checking deposits of $9.1 million, from $296.3 million at December 31, 2018 to $305.4 million at March 31, 2019, primarily driven by an increase in public funds.

Partially offset by:

•	A decrease in non-interest-bearing demand deposits of $29.6 million, to $1.2 billion at March 31, 2019, primarily driven by escrow payments to Cook County property taxes; and
•	A decrease in money market demand deposits of $28.8 million, from $640.4 million at December 31, 2018 to $611.6 million at March 31, 2019, primarily driven by a $40.3 million decrease in public funds.

Total borrowings and other liabilities were $532.7 million at March 31, 2019, a decrease of $9.3 million from $542.0 million at December 31, 2018, primarily due to a decrease in accrued expenses and other liabilities.

Stockholders’ Equity

Total stockholders’ equity was $668.7 million at March 31, 2019, an increase of $18.1 million from $650.7 million at December 31, 2018, primarily due to net income generated during the quarter. Stockholders’ equity increased $205.8 million from $462.9 million at March 31, 2018, primarily due to the $152.1 million in stock consideration issued in connection with the First Evanston acquisition.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of March 31, 2019:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
March 31, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$569,432	14.28%	$319,059	8.00%	N/A	N/A
Bank	540,451	13.55%	319,041	8.00%	$398,801	10.00%
Tier 1 capital to risk weighted assets:
Company	$541,242	13.57%	$239,294	6.00%	N/A	N/A
Bank	512,261	12.85%	239,281	6.00%	$319,041	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$484,304	12.14%	$179,471	4.50%	N/A	N/A
Bank	512,261	12.85%	179,460	4.50%	$259,221	6.50%
Tier 1 capital to average assets:
Company	$541,242	11.27%	$192,060	4.00%	N/A	N/A
Bank	512,261	10.67%	192,071	4.00%	$240,089	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, April 26, 2019 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through May 10, 2019 by dialing (877) 344-7529; passcode: 10130060.

A slide presentation relating to the first quarter 2019 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.0 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, adjusted return on average tangible common stockholders' equity, and net interest margin excluding loan accretion. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of

Byline Bancorp, Inc.

a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

In addition, this communication contains forward-looking statements related to the pending merger of Byline and Oak Park River Forest Bankshares, Inc., including, but not limited to, with respect to the expected completion date, financial benefits and other effects of the transaction. Factors that could cause actual results to differ materially from those presented in this communication regarding the pending merger may include, but are not limited to, the reaction to the transaction of the companies’ customers, employees, and counterparties; customer disintermediation; inflation; expected synergies, cost savings, and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; credit and interest rate risks associated with Byline’s and Oak Park River Forest Bankshares, Inc.’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Byline and Oak Park River Forest Bankshares, Inc. operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations, and other risks.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Allyson Pooley/Tony Rossi	Erin O’Neill
Financial Profiles, Inc.	Director of Marketing
BYIR@bylinebank.com	Byline Bank
773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
ASSETS
Cash and due from banks	$50,026	$30,190	$25,162	$25,299	$17,396
Interest bearing deposits with other banks	31,971	91,670	119,594	127,417	110,645
Cash and cash equivalents	81,997	121,860	144,756	152,716	128,041
Equity and other securities, at fair value	7,216	—	—	—	—
Securities available-for-sale, at fair value	964,553	817,656	795,408	757,825	626,057
Securities held-to-maturity, at amortized cost	4,425	99,266	102,683	106,613	112,266
Restricted stock, at cost	19,202	19,202	19,202	18,977	17,177
Loans held for sale	510	19,827	8,737	5,822	8,219
Loans and leases:
Loans and leases	3,567,566	3,501,626	3,455,802	3,348,692	2,280,418
Allowance for loan and lease losses	(27,106)	(25,201)	(23,424)	(19,687)	(17,640)
Net loans and leases	3,540,460	3,476,425	3,432,378	3,329,005	2,262,778
Servicing assets, at fair value	19,534	19,693	20,674	21,587	21,615
Accrued interest receivable	11,974	10,863	11,331	10,670	6,971
Premises and equipment, net	97,069	97,680	106,948	107,300	94,014
Assets held for sale	13,596	14,489	8,343	11,428	9,030
Other real estate owned, net	4,799	5,314	4,891	6,402	10,466
Goodwill	128,177	128,177	127,536	127,536	54,562
Other intangible assets, net	31,646	33,419	35,248	37,139	15,991
Bank-owned life insurance	6,087	5,961	5,923	5,886	5,838
Deferred tax assets, net	30,534	35,643	42,287	48,936	47,371
Due from counterparty	20,691	5,338	14,484	25,569	19,987
Other assets	27,455	31,761	36,580	31,869	21,989
Total assets	$5,009,925	$4,942,574	$4,917,409	$4,805,280	$3,462,372
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,163,255	$1,192,873	$1,175,222	$1,193,057	$749,892
Interest-bearing deposits:
NOW, savings accounts, and money market accounts	1,385,551	1,413,158	1,455,295	1,391,568	1,018,361
Time deposits	1,259,710	1,143,885	1,110,250	1,060,252	756,294
Total deposits	3,808,516	3,749,916	3,740,767	3,644,877	2,524,547
Accrued interest payable	4,390	3,484	2,971	2,562	1,612
Line of credit	—	—	—	—	—
Federal Home Loan Bank advances	425,000	425,000	425,000	420,000	380,000
Securities sold under agreements to repurchase	34,369	34,166	24,446	24,653	27,815
Junior subordinated debentures issued to capital trusts, net	36,912	36,768	36,615	36,452	27,800
Accrued expenses and other liabilities	31,989	42,568	57,749	60,330	37,662
Total liabilities	4,341,176	4,291,902	4,287,548	4,188,874	2,999,436
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	362	361	361	360	293
Additional paid-in capital	548,005	546,849	545,827	544,686	392,932
Retained earnings	116,363	102,522	85,597	71,257	68,687
Accumulated other comprehensive loss, net of tax	(6,419)	(9,498)	(12,362)	(10,335)	(9,414)
Total stockholders’ equity	668,749	650,672	629,861	616,406	462,936
Total liabilities and stockholders’ equity	$5,009,925	$4,942,574	$4,917,409	$4,805,280	$3,462,372

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands, except share and	March 31,	December 31,	September 30,	June 30,	March 31,
per share data)	2019	2018	2018	2018	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$54,383	$56,646	$55,045	$39,627	$33,654
Interest on taxable securities	5,759	5,334	5,076	4,572	4,055
Interest on tax-exempt securities	343	355	337	229	174
Other interest and dividend income	625	560	615	413	259
Total interest and dividend income	61,110	62,895	61,073	44,841	38,142
INTEREST EXPENSE
Deposits	8,076	7,115	5,971	3,745	2,498
Federal Home Loan Bank advances	2,099	1,719	1,723	1,360	1,358
Subordinated debentures and other borrowings	850	800	786	680	591
Total interest expense	11,025	9,634	8,480	5,785	4,447
Net interest income	50,085	53,261	52,593	39,056	33,695
PROVISION FOR LOAN AND LEASE LOSSES	3,999	3,882	5,842	3,956	5,115
Net interest income after provision for loan and lease losses	46,086	49,379	46,751	35,100	28,580
NON-INTEREST INCOME
Fees and service charges on deposits	1,770	1,852	1,825	1,456	1,312
Loan servicing revenue	2,539	2,667	2,622	2,533	2,450
Loan servicing asset revaluation	(1,261)	(2,862)	(2,446)	(2,074)	(1,887)
ATM and interchange fees	717	1,010	1,540	850	913
Net gains on sales of securities available-for-sale	—	160	—	4	—
Change in fair value of equity securities, net	499	—	—	—	—
Net gains on sales of loans	6,233	9,337	5,015	9,723	7,476
Wealth management and trust income	595	679	674	192	—
Other non-interest income	896	1,447	1,672	1,527	859
Total non-interest income	11,988	14,290	10,902	14,211	11,123
NON-INTEREST EXPENSE
Salaries and employee benefits	22,892	21,548	21,312	19,244	18,278
Occupancy expense, net	4,280	4,027	3,548	4,499	3,755
Equipment expense	669	641	617	558	603
Loan and lease related expenses	1,577	2,223	1,015	1,471	1,400
Legal, audit and other professional fees	2,066	2,746	2,358	4,418	1,851
Data processing	3,273	2,846	2,724	10,371	2,301
Net loss (gain) recognized on other real estate owned and other related expenses	196	48	(284)	472	(1)
Regulatory assessments	(59)	462	675	366	241
Other intangible assets amortization expense	1,773	1,834	1,898	1,130	767
Advertising and promotions	709	590	537	347	249
Telecommunications	464	391	435	466	418
Other non-interest expense	2,839	2,732	2,880	2,137	1,752
Total non-interest expense	40,679	40,088	37,715	45,479	31,614
INCOME BEFORE PROVISION FOR INCOME TAXES	17,395	23,581	19,938	3,832	8,089
PROVISION FOR INCOME TAXES	4,798	6,460	5,402	1,064	1,321
NET INCOME	12,597	17,121	14,536	2,768	6,768
Dividends on preferred shares	196	196	196	198	193
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$12,401	$16,925	$14,340	$2,570	$6,575
EARNINGS PER COMMON SHARE
Basic	$0.34	$0.47	$0.40	$0.08	$0.22
Diluted	$0.34	$0.46	$0.39	$0.08	$0.22

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except share and per share data)	2019	2018	2018	2018	2018
Summary of Operations
Net interest income	$50,085	$53,261	$52,593	$39,056	$33,695
Provision for loan and lease losses	3,999	3,882	5,842	3,956	5,115
Non-interest income	11,988	14,290	10,902	14,211	11,123
Non-interest expense	40,679	40,088	37,715	45,479	31,614
Income before provision for income taxes	17,395	23,581	19,938	3,832	8,089
Provision for income taxes	4,798	6,460	5,402	1,064	1,321
Net income	12,597	17,121	14,536	2,768	6,768
Dividends on preferred shares	196	196	196	198	193
Net income available to common stockholders	$12,401	$16,925	$14,340	$2,570	$6,575

Earnings per Common Share
Basic earnings per common share	$0.34	$0.47	$0.40	$0.08	$0.22
Diluted earnings per common share	$0.34	$0.46	$0.39	$0.08	$0.22
Adjusted diluted earnings per common share(2)(3)(4)	$0.38	$0.49	$0.40	$0.32	$0.21
Weighted average common shares outstanding (basic)	36,169,477	36,116,189	36,042,914	31,614,973	29,291,179
Weighted average common shares outstanding (diluted)	36,876,574	36,398,144	36,958,209	32,568,396	29,913,633
Common shares outstanding	36,398,144	36,343,239	36,279,600	36,218,955	29,404,048

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.43%	4.69%	4.73%	4.43%	4.45%
Cost of deposits	0.87%	0.75%	0.64%	0.52%	0.41%
Efficiency ratio(1)	62.68%	56.63%	56.41%	83.26%	68.83%
Adjusted efficiency ratio(1)(2)(3)	59.55%	54.76%	55.62%	63.28%	68.55%
Non-interest expense to average assets	3.32%	3.25%	3.11%	4.72%	3.81%
Adjusted non-interest expense to average assets(2)(3)	3.17%	3.15%	3.07%	3.62%	3.80%
Return on average stockholders' equity	7.75%	10.61%	9.22%	2.14%	5.97%
Adjusted return on average stockholders' equity(2)(3)(4)	8.61%	11.21%	9.47%	8.18%	5.41%
Return on average assets	1.03%	1.39%	1.20%	0.29%	0.82%
Adjusted return on average assets(2)(3)(4)	1.14%	1.47%	1.23%	1.10%	0.74%
Non-interest income to total revenues(2)	19.31%	21.16%	17.17%	26.68%	24.82%
Pre-tax pre-provision return on average assets(2)	1.75%	2.23%	2.13%	0.81%	1.59%
Adjusted pre-tax pre-provision return on average assets(2)(3)	1.91%	2.33%	2.17%	1.91%	1.61%
Return on average tangible common stockholders' equity(2)	11.37%	15.49%	13.81%	3.34%	7.65%
Adjusted return on average tangible common stockholders' equity(2)(3)(4)	12.54%	16.31%	14.16%	11.05%	6.96%
Non-interest-bearing deposits to total deposits	30.54%	31.81%	31.42%	32.73%	29.70%
Loans and leases held for sale and loans and lease held for investment to total deposits	93.69%	93.91%	92.62%	92.03%	90.66%
Deposits to total liabilities	87.73%	87.37%	87.25%	87.01%	84.17%
Deposits per branch	$65,664	$63,558	$63,403	$61,778	$45,081
Tangible book value per common share(2)	$13.70	$13.17	$12.59	$12.18	$12.99

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.85%	0.79%	0.87%	0.81%	1.08%
ALLL to total loans and leases held for investment, net before ALLL	0.76%	0.72%	0.68%	0.59%	0.77%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.24%	0.24%	0.25%	0.29%	0.75%
Acquisition accounting adjustments(5)	$29,341	$34,029	$42,375	$52,090	$28,058

Capital Ratios
Common equity to total assets	13.14%	12.95%	12.60%	12.61%	13.07%
Tangible common equity to tangible assets(2)	10.28%	10.01%	9.60%	9.51%	11.26%
Leverage ratio	11.27%	11.05%	10.78%	10.57%	12.14%
Common equity tier 1 capital ratio	12.14%	11.85%	11.26%	10.88%	13.49%
Tier 1 capital ratio	13.57%	13.30%	12.71%	12.36%	15.30%
Total capital ratio	14.28%	13.99%	13.37%	12.92%	16.05%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Calculation excludes incremental income tax expense or benefit related to changes in corporate income tax rates and reversal of valuation allowance on net deferred tax assets.
(5)	Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended March 31,
	2019			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$66,765	$301	1.83%	$38,490	$80	0.85%
Loans and leases(1)	3,533,973	54,383	6.24%	2,275,274	33,654	6.00%
Taxable securities	926,129	6,083	2.66%	730,713	4,234	2.35%
Tax-exempt securities(2)	55,198	343	2.52%	27,480	174	2.57%
Total interest-earning assets	$4,582,065	$61,110	5.41%	$3,071,957	$38,142	5.04%
Allowance for loan and lease losses	(25,354)			(17,360)
All other assets	406,995			307,474
TOTAL ASSETS	$4,963,706			$3,362,071
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$293,049	$413	0.57%	$186,686	$38	0.08%
Money market accounts	613,001	1,460	0.97%	345,545	370	0.43%
Savings	471,206	138	0.12%	436,935	76	0.07%
Time deposits	1,195,417	6,065	2.06%	733,753	2,014	1.11%
Total interest-bearing deposits	2,572,673	8,076	1.27%	1,702,919	2,498	0.59%
Federal Home Loan Bank advances	433,372	2,099	1.96%	363,540	1,358	1.52%
Other borrowed funds	71,280	850	4.84%	56,471	591	4.25%
Total borrowings	504,652	2,949	2.37%	420,011	1,949	1.88%
Total interest-bearing liabilities	$3,077,325	$11,025	1.45%	$2,122,930	$4,447	0.85%
Non-interest-bearing demand deposits	1,185,981			743,827
Other liabilities	41,244			35,779
Total stockholders’ equity	659,156			459,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,963,706			$3,362,071
Net interest spread(3)			3.96%			4.19%
Net interest income		$50,085			$33,695
Net interest margin(4)			4.43%			4.45%

Net loan accretion impact on margin		$5,201	0.46%		$2,336	0.31%
Net interest margin excluding loan accretion(6)			3.97%			4.14%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net income and earnings per share excluding significant items
Reported Net Income	$12,597	$17,121	$14,536	$2,768	$6,768
Significant items:
Incremental income tax (benefit) attributed to federal income tax reform	—	—	—	—	(724)
Impairment charges on assets held for sale	392	372	139	117	—
Merger-related expense	18	266	150	1,517	123
Core system conversion expense	1,530	625	213	9,009	—
Tax benefit on impairment charges and merger-related expenses	(540)	(297)	(112)	(2,832)	(34)
Adjusted Net Income	$13,997	$18,087	$14,926	$10,579	$6,133
Reported Diluted Earnings per Share	$0.34	$0.46	$0.39	$0.08	$0.22
Significant items:
Incremental income tax (benefit) attributed to federal income tax reform	—	—	—	—	(0.02)
Impairment charges on assets held for sale	0.01	0.01	—	—	—
Merger-related expense	—	0.01	—	0.05	0.01
Core system conversion expense	0.04	0.02	0.01	0.28	—
Tax benefit on impairment charges and merger-related expenses	(0.01)	(0.01)	—	(0.09)	—
Adjusted Diluted Earnings per Share	$0.38	$0.49	$0.40	$0.32	$0.21

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Adjusted non-interest expense:
Non-interest expense	$40,679	$40,088	$37,715	$45,479	$31,614
Less: Significant items
Impairment charges on assets held for sale	392	372	139	117	—
Merger-related expense	18	266	150	1,517	123
Core system conversion expense	1,530	625	213	9,009	—
Adjusted non-interest expense	$38,739	$38,825	$37,213	$34,836	$31,491
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$38,739	$38,825	$37,213	$34,836	$31,491
Less: Amortization of intangible assets	1,773	1,834	1,898	1,130	767
Adjusted non-interest expense excluding amortization of intangible assets	$36,966	$36,991	$35,315	$33,706	$30,724
Pre-tax pre-provision net income:
Pre-tax income	$17,395	$23,581	$19,938	$3,832	$8,089
Add: Provision for loan and lease losses	3,999	3,882	5,842	3,956	5,115
Pre-tax pre-provision net income	$21,394	$27,463	$25,780	$7,788	$13,204
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$21,394	$27,463	$25,780	$7,788	$13,204
Impairment charges on assets held for sale	392	372	139	117	—
Merger-related expense	18	266	150	1,517	123
Core system conversion expense	1,530	625	213	9,009	—
Adjusted pre-tax pre-provision net income	$23,334	$28,726	$26,282	$18,431	$13,327
Total revenues:
Net interest income	$50,085	$53,261	$52,593	$39,056	$33,695
Add: Non-interest income	11,988	14,290	10,902	14,211	11,123
Total revenues	$62,073	$67,551	$63,495	$53,267	$44,818
Tangible common stockholders' equity:
Total stockholders' equity	$668,749	$650,672	$629,861	$616,406	$462,936
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438
Less: Goodwill	128,177	128,177	127,536	127,536	54,562
Less: Core deposit intangibles and other intangibles	31,646	33,419	35,248	37,139	15,991
Tangible common stockholders' equity	$498,488	$478,638	$456,639	$441,293	$381,945
Tangible assets:
Total assets	$5,009,925	$4,942,574	$4,917,409	$4,805,280	$3,462,372
Less: Goodwill	128,177	128,177	127,536	127,536	54,562
Less: Core deposit intangibles and other intangibles	31,646	33,419	35,248	37,139	15,991
Tangible assets	$4,850,102	$4,780,978	$4,754,625	$4,640,605	$3,391,819
Average tangible common stockholders' equity:
Average total stockholders' equity	$659,156	$639,885	$625,621	$518,547	$459,535
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill	128,177	127,543	127,536	78,619	54,562
Less: Average core deposit intangibles and other intangibles	32,747	34,564	36,444	22,998	16,417
Average tangible common stockholders' equity	$487,794	$467,340	$451,203	$406,492	$378,118
Average tangible assets:
Average total assets	$4,963,706	$4,896,434	$4,809,939	$3,863,184	$3,362,071
Less: Average goodwill	128,177	127,543	127,536	78,619	54,562
Less: Average core deposit intangibles and other intangibles	32,747	34,564	36,444	22,998	16,417
Average tangible assets	$4,802,782	$4,734,327	$4,645,959	$3,761,567	$3,291,092
Tangible net income available to common stockholders:
Net income available to common stockholders	$12,401	$16,925	$14,340	$2,570	$6,575
Add: After-tax intangible asset amortization	1,279	1,323	1,369	816	553
Tangible net income available to common stockholders	$13,680	$18,248	$15,709	$3,386	$7,128
Adjusted Tangible net income available to common stockholders:
Tangible net income available to common stockholders	$13,680	$18,248	$15,709	$3,386	$7,128
Incremental income tax (benefit) attributed to federal income tax reform	—	—	—	—	(724)
Impairment charges on assets held for sale	392	372	139	117	—
Merger-related expense	18	266	150	1,517	123
Core system conversion expense	1,530	625	213	9,009	—
Tax benefit on significant items	(540)	(297)	(112)	(2,832)	(34)
Adjusted tangible net income available to common stockholders	$15,080	$19,214	$16,099	$11,197	$6,493

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest margin:
Reported net interest margin	4.43%	4.69%	4.73%	4.43%	4.45%
Effect of accretion income on acquired loans	(0.46)%	(0.56)%	(0.74)%	(0.41)%	(0.31)%
Net interest margin excluding accretion	3.97%	4.13%	3.99%	4.02%	4.14%
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$21,394	$27,463	$25,780	$7,788	$13,204
Average total assets	4,963,706	4,896,434	4,809,939	3,863,184	3,362,071
Pre-tax pre-provision return on average assets	1.75%	2.23%	2.13%	0.81%	1.59%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$23,334	$28,726	$26,282	$18,431	$13,327
Average total assets	4,963,706	4,896,434	4,809,939	3,863,184	3,362,071
Adjusted pre-tax pre-provision return on average assets	1.91%	2.33%	2.17%	1.91%	1.61%
Non-interest income to total revenues:
Non-interest income	$11,988	$14,290	$10,902	$14,211	$11,123
Total revenues	62,073	67,551	63,495	53,267	44,818
Non-interest income to total revenues	19.31%	21.16%	17.17%	26.68%	24.82%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$38,739	$38,825	$37,213	$34,836	$31,491
Average total assets	4,963,706	4,896,434	4,809,939	3,863,184	3,362,071
Adjusted non-interest expense to average assets	3.17%	3.15%	3.07%	3.62%	3.80%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$36,966	$36,991	$35,315	$33,706	$30,724
Total revenues	62,073	67,551	63,495	53,267	44,818
Adjusted efficiency ratio	59.55%	54.76%	55.62%	63.28%	68.55%
Adjusted return on average assets:
Adjusted net income	$13,997	$18,087	$14,926	$10,579	$6,133
Average total assets	4,963,706	4,896,434	4,809,939	3,863,184	3,362,071
Adjusted return on average assets	1.14%	1.47%	1.23%	1.10%	0.74%
Adjusted return on average stockholders' equity:
Adjusted net income	$13,997	$18,087	$14,926	$10,579	$6,133
Average stockholders' equity	659,156	639,885	625,621	518,547	459,535
Adjusted return on average stockholders' equity	8.61%	11.21%	9.47%	8.18%	5.41%
Tangible common equity to tangible assets:
Tangible common equity	$498,488	$478,638	$456,639	$441,293	$381,945
Tangible assets	4,850,102	4,780,978	4,754,625	4,640,605	3,391,819
Tangible common equity to tangible assets	10.28%	10.01%	9.60%	9.51%	11.26%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$13,680	$18,248	$15,709	$3,386	$7,128
Average tangible common stockholders' equity	487,794	467,340	451,203	406,492	378,118
Return on average tangible common stockholders' equity:	11.37%	15.49%	13.81%	3.34%	7.65%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$15,080	$19,214	$16,099	$11,197	$6,493
Average tangible common stockholders' equity	487,794	467,340	451,203	406,492	378,118
Adjusted return on average tangible common stockholders' equity	12.54%	16.31%	14.16%	11.05%	6.96%
Tangible book value per share:
Tangible common equity	$498,488	$478,638	$456,639	$441,293	$381,945
Common shares outstanding	36,398,144	36,343,239	36,279,600	36,218,955	29,404,048
Tangible book value per share	$13.70	$13.17	$12.59	$12.18	$12.99